Exhibit 99.1

Coupa Software Reports Financial Results for the First Quarter of Fiscal 2018

Record Quarterly Revenue of $41.1 Million

Cumulative Spend Under Management Surpasses $420 Billion

SAN MATEO, Calif., June 5, 2017 – Coupa Software (NASDAQ: COUP), a leader in cloud-based spend management, today announced its financial results for the first quarter of fiscal 2018, as follows:

•	Revenues: Total revenues were $41.1 million, an increase of 41% from the same period last year. Subscription services revenues were $35.7 million, an increase of 41% from the same period last year.

•	Loss from Operations: GAAP operating loss was $10.4 million, compared to a loss of $12.1 million for the same period last year. Non-GAAP operating loss was $4.6 million, compared to a loss of $10.0 million for the same period last year.

•	Net Loss: GAAP net loss was $10.0 million, compared to a loss of $11.9 million for the same period last year. GAAP net loss per basic and diluted share was $0.20, compared to a loss of $2.11 for the same period last year. Non-GAAP net loss was $4.5 million, compared to a loss of $9.9 million for the same period last year. Non-GAAP net loss per basic and diluted share was $0.09, compared to a loss of $1.76 for the same period last year.

•	Balance Sheet: Cash and cash equivalents were $238.1 million and total deferred revenue was $88.6 million as of April 30, 2017.

•	Cash Flow: Cash flow provided from operating activities was $7.2 million for the three months ending April 30, 2017.

“We launched fiscal 2018 by delivering strong financial results in Q1, highlighted by 41% year-over-year revenue growth and positive operating cash flows,” said Rob Bernshteyn, CEO of Coupa. “We completed a successful follow-on offering and we also executed on a strategic acquisition of Trade Extensions, a robust sourcing solution for some of the world’s largest brands. More recently, we held our largest, and best ever, Coupa Inspire ’17 user conference, where we announced the availability of Coupa Release 18, our second major release of the calendar year.”

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of June 5, 2017.

Second quarter of fiscal 2018:

•	Total revenues are expected to be between $41.3 and $41.8 million.

•	Non-GAAP loss from operations is expected to be between $9.0 and $10.0 million.

•	Non-GAAP net loss per share is expected to be between $0.18 loss and $0.20 loss per share.

•	Basic and diluted weighted average share count is expected to be approximately 52.5 million shares.

Full year fiscal 2018:

•	Total revenues are expected to be between $172 and $175 million.

•	Non-GAAP loss from operations is expected to be between $25 and $27 million.

•	Non-GAAP net loss per share is expected to be between $0.49 loss and $0.53 loss per share.

•	Basic and diluted weighted average share count is expected to be approximately 54 million shares.

See the sections titled “Non-GAAP Financial Measures and Key Metrics” and the reconciliation tables below for important details regarding our non-GAAP measures.

Recent Business Highlights:

•	New customer wins in Q1 included, among others, the following key customers: Scotiabank, Canada’s international bank and a leading financial services provider in North America, Latin America, the Caribbean and Central America, and Asia Pacific. Pearson, the world’s learning company with expertise in educational courseware, and technology based teaching and learning services; Eurofins International Support Services, a global leader in bio-analytical testing and one of the world leaders in genomic services; JD Sports Fashion, Emirates Flight Catering, Ringier, Sitecore USA, Workfront, Alector, Crossover Health Management Services, South Metro Fire Rescue, Hensoldt Sensors, and Lagunitas Brewing.

•	Coupa acquired substantially all the stock of Trade Extensions TradeExt AB to make it easier for organizations to reduce supply chain risk, increase profit margins, and achieve operational compliance. Based in Uppsala, Sweden, Trade Extensions offers a strategic sourcing and advanced optimization platform used by many of the world’s largest brands to run sourcing projects for the most complex categories – such as transportation and logistics, production planning, and supply chain design.

•	Coupa delivered Coupa Release 18, the company’s second major cloud platform release this calendar year, which gives customers more than 50 updates to existing platform applications, all designed to increase the depth of spend management processes to drive even more customer value.

•	Coupa was recognized as a leader in eProcurement by independent research firm Forrester Research in a new report titled “The Forrester Wave™: eProcurement, Q2 2017”. This marks two consecutive evaluations where Coupa has been recognized as a leader in the Forrester Wave – considered one of the industry’s most thorough evaluations of enterprise purchasing solutions.

•	Coupa launched Open Buy with Amazon Business, an easy way for business, higher education, and public-sector employees to quickly search, find, and buy goods all while the required spending and budget controls of their organization are applied automatically. Organizations reap the benefits of lower total costs, improved spend compliance, and higher end user adoption.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today.

•	Parties in the U.S. and Canada can access the call by dialing 888-427-9411, using conference code 1634709.

•	International parties can access the call by dialing 719-325-2494, using conference code 1634709.

The webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link. A telephonic replay of the conference call will be available through Monday, June 12, 2017. To access the replay, parties in the U.S. and Canada should call 888-203-1112 and enter conference code 1634709. International parties should call 719-457-0820 and enter conference code 1634709.

Non-GAAP Financial Measures and Key Metrics:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude stock-based compensation expense, litigation-related costs, amortization of intangible assets acquired in mergers and acquisitions, and related tax effects. We believe these non-GAAP measures are useful in evaluating our operating performance and regularly review these measures as we evaluate our business.

We believe these non-GAAP measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period to period comparisons of operations. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

With respect to Coupa’s guidance as provided under “Business Outlook” above, Coupa has not reconciled its expectations as to non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because certain items excluded from non-GAAP operating loss, such as charges related to stock-based compensation expense, litigation-related costs, amortization of intangible assets acquired in mergers and acquisitions, and related tax effects, cannot be reasonably calculated or predicted at this time. The effect of these excluded items may be significant.

We also use key metrics such as cumulative spend under management, which represents the aggregate amount of money that has been transacted through our platform for all of our customers collectively since we launched our platform. We calculate this metric by aggregating the actual transaction data, such as invoices or purchase orders, from customers on our platform. While we do not believe this metric is directly correlated to our financial results, we believe the adoption of our platform, as evidenced by growth in cumulative spend under management, drives additional value to our customers, which will enhance our ability to acquire new customers, to increase renewals and to increase upsells due to an increase in the number of authorized users and modules per customer.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the quotations from management and the statements in “Business Outlook” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including: we have a limited operating history, which makes it difficult to predict our future operating results; if we are unable to attract new customers, the growth of our revenues will be adversely affected; because our platform is sold to large enterprises with complex operating environments, we encounter long and unpredictable sales cycles; the markets in which we participate are intensely competitive; our business depends substantially on our customers renewing their subscriptions and purchasing additional subscriptions from us; risks and liabilities related to breach of our security measures or unauthorized access to customer data; if we fail to develop widespread brand awareness cost-effectively, our business may suffer; and we have experienced rapid growth in recent periods, and if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service or adequately address competitive challenges.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s annual report on Form 10-K filed with the SEC on April 3, 2017, which is available at www.investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Coupa makes with the SEC from time to time.

The forward-looking statements in this release reflect Coupa’s expectations as of June 5, 2017. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

About Coupa Software

Coupa Software (NASDAQ:COUP) is the cloud platform for business spend. We deliver “Value as a Service” by helping our customers maximize their spend under management, achieve significant cost savings and drive profitability. Coupa provides a unified, cloud-based spend management platform that connects hundreds of organizations representing the Americas, EMEA, and APAC with millions of suppliers globally. The Coupa platform provides greater visibility into and control over how companies spend money. Customers – small, medium and large – have used the Coupa platform to bring billions of dollars in cumulative spend under management. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

The Blueshirt Group for Coupa

Cynthia Hiponia

650-485-8603

ir@coupa.com

Media Contact:

Global Public Relations

Orlando De Bruce

650-485-8629

orlando.debruce@coupa.com

COUPA SOFTWARE INCORPORATED

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,
	2017	2016
Revenues:
Subscription services	$35,664	$25,372
Professional services and other	5,473	3,811

Total revenues	41,137	29,183

Cost of revenues:
Subscription services	7,996	6,050
Professional services and other	5,501	5,968

Total cost of revenues	13,497	12,018

Gross profit	27,640	17,165
Operating expenses:
Research and development	9,171	7,840
Sales and marketing	20,679	15,836
General and administrative	8,177	5,553

Total operating expenses	38,027	29,229

Loss from operations	(10,387)	(12,064)
Other income, net	433	323

Loss before provision for income taxes	(9,954)	(11,741)

Provision for income taxes	84	126

Net loss and comprehensive loss	$(10,038)	$(11,867)

Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(2.11)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	50,577	5,612

COUPA SOFTWARE INCORPORATED

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30, 2017	January 31, 2017
Assets
Current assets:
Cash and cash equivalents	$238,121	$201,721
Accounts receivable, net of allowances	34,939	47,614
Prepaid expenses and other current assets	9,486	9,150
Deferred commissions, current portion	2,961	3,091

Total current assets	285,507	261,576

Property and equipment, net	4,600	4,642
Deferred commissions, net of current portion	2,872	2,895
Goodwill	6,306	6,306
Intangible assets, net	5,538	5,848
Other assets	3,257	2,597

Total assets	$308,080	$283,864

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,783	$1,175
Accrued expenses and other current liabilities	18,096	17,490
Deferred revenue, current portion	87,939	89,872

Total current liabilities	107,818	108,537

Deferred revenue, net of current portion	677	968
Other liabilities	459	467

Total liabilities	108,954	109,972

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value;	—	—
Common stock, $0.0001 par value;	6	5
Additional paid-in capital	369,730	334,363
Accumulated deficit	(170,610)	(160,476)

Total stockholders’ equity	199,126	173,892

Total liabilities and stockholders’ equity	$308,080	$283,864

COUPA SOFTWARE INCORPORATED

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended April 30,
	2017	2016
Cash flows from operating activities
Net loss	$(10,038)	$(11,867)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,536	1,005
Amortization of deferred commissions	1,040	1,039
Stock-based compensation	5,277	1,706
Change in fair value of preferred stock warrant liability	—	16
Other non-cash items	105	9
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	12,570	(3,205)
Prepaid expenses and other current assets	(336)	(1,194)
Other assets	(443)	(598)
Deferred commissions	(887)	(585)
Accounts payable	31	134
Accrued expenses and other liabilities	529	756
Deferred revenue	(2,224)	2,558

Net cash provided by (used in) operating activities	7,160	(10,226)

Cash flows from investing activities
Purchase of property and equipment	(996)	(1,386)
Increase in restricted cash	(217)	—
Purchase of intangible assets	(140)	—

Net cash used in investing activities	(1,353)	(1,386)

Cash flows from financing activities
Proceeds from issuance of common stock, net of underwriting discounts, commissions and offering costs	23,040	(1,616)
Proceeds from the exercise of common stock options	4,527	378
Excess tax benefit from stock-based compensation	—	16
Proceeds from issuance of common stock for ESPP	3,026	—

Net cash provided by (used in) financing activities	$30,593	$(1,222)

Net increase (decrease) in cash and cash equivalents	36,400	(12,834)
Cash and cash equivalents at beginning of period	201,721	92,348

Cash and cash equivalents at end of period	$238,121	$79,514

COUPA SOFTWARE INCORPORATED

Three Months Ended April 30, 2017

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expense	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$7,996	$(355)	$(486)	$—	$7,155
Costs of professional services and other	5,501	(563)	—	—	4,938
Gross profit	67.2%	2.2%	1.2%	0.0%	70.6%
Research and development	9,171	(1,152)	—	—	8,019
Sales and marketing	20,679	(1,600)	—	—	19,079
General and administrative	8,177	(1,607)	—	—	6,570
Loss from operations	(10,387)	5,277	486	—	(4,624)
Operating margin	-25.2%	12.8%	1.2%	0.0%	-11.2%
Other income, net	433	—	—	—	433
Loss before provision for income taxes	(9,954)	5,277	486	—	(4,191)
Aggregate adjustment for income taxes	84	175	—	—	259
Net loss	$(10,038)	$5,102	$486	$—	$(4,450)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.20)				$(0.09)

(1)	Calculated based upon 50,577 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

Three Months Ended April 30, 2016

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expense	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$6,050	$(125)	$(221)	$—	$5,704
Costs of professional services and other	5,968	(135)	—	—	5,833
Gross profit	58.8%	0.9%	0.8%	0.0%	60.5%
Research and development	7,840	(322)	—	—	7,518
Sales and marketing	15,836	(471)	—	—	15,365
General and administrative	5,553	(653)	—	(123)	4,777
Loss from operations	(12,064)	1,706	221	123	(10,014)
Operating margin	-41.3%	5.8%	0.8%	0.4%	-34.3%
Other income, net	323	—	—	—	323
Loss before provision for income taxes	(11,741)	1,706	221	123	(9,691)
Aggregate adjustment for income taxes	126	38	—	—	164
Net loss	$(11,867)	$1,668	$221	$123	$(9,855)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(2.11)				$(1.76)

(1)	Calculated based upon 5,612 basic and diluted weighted-average shares of common stock